Financial Contact Debra DiMaria Chief Financial Officer +1 (516) 535-3681 debra.dimaria@proginet.com	Media Contact John F. Lynch Press and Media Relations +1 (516) 535-3651 john.lynch@proginet.com

Proginet Announces Second-Quarter 2009 Financial Results

Garden City, N.Y.—February 24, 2009—Proginet Corporation [OTCBB: PRGF], a world leader in multi-platform file transfer solutions, today announced financial results for the second quarter of fiscal 2009, which ended January 31, 2009. Total revenues for the quarter were $1,979,739 compared to total revenues of $1,943,788 in the equivalent period of fiscal 2008. The Company reports operating expenses for the quarter to be $2,477,965, comparable to the second quarter of fiscal 2008, and a reduction of $395,578 compared to the first quarter of fiscal 2009.

“As I stated in Proginet’s announcement on February 18, we are confident that our efforts to optimize our technology development and distribution capability are yielding improvements,” stated Sandy Weil, Proginet’s President and CEO. “We have more work to do and will continue on the track to increasing revenues while improving results.”

Proginet notes that today’s results are in line with preliminary numbers announced on February 18, 2009. Mr. Weil will discuss second-quarter results on tomorrow’s Investor Conference Call (full details below).

Investor Conference Call
Proginet will hold an informational investor conference call on Wednesday, February 25, 2009 at 4:30 p.m. Eastern Time to provide investor updates and answer questions. To listen or participate, investors may call in at the numbers below immediately prior to the event (you will need all of the following information).

Date and Time: Wednesday, February 25, 2009, at 4:30 p.m. Eastern Time
Leader: Mr. Sandy Weil
Passcode: Proginet
Domestic Dial-in: +1 (888) 323-5259
International Dial-in: +1 (630) 395-0349

#      #      #      #      #     #     #

To receive press releases and other corporate communications directly from Proginet, please e-mail investor@proginet.com or call +1 (516) 535-3600.

Financial Highlights

	(000's except per share data)

	Three months ended January 31,		Six months ended January 31,

	(Unaudited)		(Unaudited)

	2009	2008	2009	2008

New license revenue	$935	$394	$2,389	$809
Software maintenance fees and other	1,021	1,513	2,354	3,054
Professional services	24	37	100	83
Total revenues	1,980	1,944	4,843	3,946
Total operating expenses, net	2,476	2,458	5,342	4,842
Net loss	$(496)	$(514)	$(499)	$(896)
Loss per share	$(.03)	$(.03)	$(.03)	$(.06)

	At January 31, 2009	At July 31, 2008

	(Unaudited)	(Audited)

Cash	$1,283	$2,338
Trade accounts receivable, net	1,124	1,816
Property and equipment, net	376	181
Capitalized software development costs, net	4,031	3,660
Purchased software and other intangibles, net	645	916
Other assets	275	299
Total assets	$7,734	$9,210

Accounts payable and accrued expenses	$1,445	$1,374
Deferred revenues	2,785	4,011
Deferred rent	157	162
Total liabilities	4,387	5,547
Total stockholders' equity	3,347	3,663
Total liabilities and stockholders’ equity	$7,734	$9,210

About Proginet Corporation
Proginet Corporation offers universal, multi-platform software solutions for fast, secure, and inexpensive file transfers both inside and outside the enterprise. Hundreds of companies worldwide rely on Proginet’s CyberFusion Integration Suite (CFI)® and SlingshotTM solutions to conduct business more efficiently while protecting customer data and limiting the risks associated with sharing proprietary information with partners and colleagues around the globe. With over 20 years of experience in the managed file transfer arena, Proginet’s global customer base spans more than 30 countries and includes many Fortune 500 companies. Headquartered in New York, the Company is publicly traded under the symbol [OTCBB: PRGF]. For more information, visit www.proginet.com.

Disclaimer
This press release may contain forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors under those sections. In some cases, you can identify forward-looking statements by terminology such as "expect," "believe," "may," "will," "plans" and "anticipate," or the negative of such terms or comparable terminology. Forward-looking statements appearing herein include statements concerning operating and profitability plans and goals and are based on current expectations.

The matters discussed in this press release also involve risks and uncertainties described from time to time in documents filed with the Securities and Exchange Commission, including but not limited to Form 10-KSBs, Form 10-QSBs, Form SB2's and Form 8-Ks (www.sec.gov).